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                                                                      EXHIBIT 21


                                  SUBSIDIARIES

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
Acadian Consultants Corp.                                               Information Management Acquisition Corp.
Advanced Digital Graphics, Inc.                                         Input Management, Inc.
ACT. Medical Record Services, Inc.                                      Input of Texas, L.P.
APS Services Acquisition Corp.                                          Leonard Archives Acquisition Corp.
Associate Record Technician Services Acquisition Corp.                  Lifo Systems, L.P.
B&B (Baltimore-Washington) Acquisition Corp.                            Lifo Systems Management, Inc.
California Medical Record Service Acquisition Corp.                     MAVRICC Management Systems, Inc.
CH Acquisition Corp.                                                    Medicopy Acquisition Corp.
Copyright Acquisition Corp.                                             Microfilm Distribution Services, Inc.
Creative Mailings, Inc.                                                 Microfilm Systems Acquisition Corp.
DeBari Associates Acquisition Corp.                                     Micro Publication Systems, Inc.
Delaware Major Acquisition Corp.                                        Minnesota Medical Record Service Acquisition Corp.
Deliverex Acquisition Corp.                                             MMS Escrow and Transfer Agency, Inc.
Deliverex Sacramento Acquisition Corp.                                  Northern Minnesota Medical Record Service Acquisition Corp.
DISC Acquisition Corp.                                                  PMI Imaging Systems Acquisition Corp.
Doctex Acquisition Corp.                                                Permanent Records L.P.
DFAS Acquisition Corp.                                                  Permanent Records Management, Inc.
Eagle Legal Services Acquisition Corp.                                  Premier Acquisition Corp.
Economic Research Services, Inc.                                        QCS Inet Acquisition Corp.
F.Y.I. Corporate Acquisition Corp.                                      Quality Copy Acquisition Corp.
F.Y.I. Direct Inc.                                                      Quality Data Conversions Acquisition Corp.
F.Y.I. Image Inc.                                                       RAC (California) Acquisition Corp.
F.Y.I. Input Inc.                                                       Recordex Acquisition Corp.
F.Y.I. Integration Solutions Inc.                                       Researchers Acquisition Corp.
F.Y.I. Investments, Inc.                                                Robert A. Cook Acquisition Corp.
F.Y.I. Print Inc.                                                       The Rust Consulting Group, Inc.
F.Y.I. Records Inc.                                                     T.C.H. Group, Inc.
F.Y.I. Storage Inc.                                                     TCH Mailhouse, Inc.
Imagent Acquisition Corp.                                               ZIA Information Analysis Group, Inc.
                                                                        Zip Shred Canada Acquisition Corp.
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